UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 31, 2015

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation and Transition of Current General Counsel

On December 31, 2015, Richard Hornstein gave Quotient Technology Inc. (“Quotient”) notice of his decision to resign as General Counsel, Chief Legal Officer, Compliance Officer, VP of Corporate Development and Secretary, effective as of December 31, 2015 11:59:59PM PT. In connection with his resignation, Mr. Hornstein entered into a transition agreement (the “Transition Agreement”) with Quotient on January 4, 2016 pursuant to which Mr. Hornstein will continue to remain employed through March 31, 2016, and thereafter will provide services to Quotient as a special advisor up to March 31, 2019 pursuant to the Transition Agreement.

The Transition Agreement provides that (i) until March 31, 2016 (the “Employment Transition Date”) Mr. Hornstein will continue to be employed by Quotient; (ii) Mr. Hornstein will be eligible to receive his 2015 annual bonus; (iii) Mr. Hornstein is eligible for COBRA payments for twelve (12) months following the Employment Transition Date; (iv) for up to three (3) years following Employment Transition Date (the “Transition Term”), Mr. Hornstein will serve as a special advisor to Quotient and will be eligible to receive compensation up to an aggregate of $414,000 in the form of equal monthly installments during the Transition Term (the “Advisory Payment”); and (v) Mr. Hornstein’s outstanding equity awards will continue to vest during the Transition Term subject to certain conditions as set forth in the Transition Agreement. The Transition Agreement also provides that upon early termination of the Transition Agreement by Quotient (other than for certain breaches of the Transition Agreement) Mr. Hornstein will be entitled to any unpaid portion of the Advisory Payment and accelerated vesting of any outstanding equity awards. The Transition Agreement sets forth certain non-solicitation obligations and contains a general release from Mr. Hornstein in favor of Quotient.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Appointment of New General Counsel

Effective January 1, 2016, Connie Chen, Quotient’s current Senior Director of Legal Affairs, was promoted to the position of General Counsel, Compliance Officer and Secretary. Prior to joining Quotient in 2013, Ms. Chen spent nearly a decade at Rambus Inc., a semiconductor and IP product development company, where she served was vice president, litigation & deputy general counsel. She has also held positions at the law firm of Morrison & Foerster LLP and at WebMD, where she served as assistant general counsel. Ms. Chen received her A.B. from Stanford University, where she graduated with distinction. She holds her juris doctorate from Stanford Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Jennifer Ceran
	Name:	Jennifer Ceran
	Title:	Chief Financial Officer

 Date: January 5, 2016